Exhibit 99.1

MicroVision Announces Second Quarter 2025 Results

REDMOND, WA / ACCESSWIRE / August 7, 2025 / MicroVision, Inc. (NASDAQ:MVIS), a technology pioneer delivering advanced perception solutions in autonomy and mobility, today announced its second quarter 2025 results.

Key Business and Operational Highlights

●	Achieved full integration of MOVIA lidar into NVIDIA’s DRIVE AGX platform to become part of their prestigious autonomous vehicle ecosystem.
●	Continued engagement with top-tier global automotive OEMs, with reformulated and higher-volume RFQs for passenger vehicles and custom development opportunities.
●	Driving momentum in industrial markets with a focus on near-term revenue opportunities with programs that leverage our full stack ADAS software and multi-modal sensor capability.
●	Continued production on high-volume automotive-qualified manufacturing line, ensuring continuous and uninterrupted supply of sensors and integrated software.
●	Progressed opportunities to accelerate strategic expansion in the defense tech and military sectors.
●	Deepened expertise on Board of Directors in industrial robotics and defense sectors, with Laura Peterson’s appointment as a new independent director.
●	Expanded defense industry advisory board with the addition of technology strategist and esteemed veteran Scott Goldstein.

“As we aggressively yet diligently execute our strategic vision to be a leader in autonomy, we are able to drive optimal performance at very competitive pricing as a result of our solid-state architecture,” said Sumit Sharma, MicroVision’s Chief Executive Officer. “I am confident that MicroVision is well positioned to secure revenue opportunities for 2025 from the industrial vertical. Our unique value proposition continues to be our integrated perception software, and we offer compelling solutions to industrial customers and automotive OEMs at attractive price points.”

“We are excited about the progress demonstrated in this quarter both commercially and financially. With the NVIDIA integration to increased momentum in the defense vertical, we are executing our strategic vision. We also expanded our Sales and Business Development team by bringing in some experienced talent from our competitors. In addition, our production commitment with ZF enables us to commit to high-volume deliveries to fulfil our revenue pipeline over the next 12-18 months. The recent capital raises have further expanded our financial runway and positioned MicroVision well in the marketplace with an improved cost structure to support customer demand.” said Anubhav Verma, MicroVision’s Chief Financial Officer.

Key Financial Highlights for Q2 2025

●	Revenue for the second quarter of 2025 was $0.2 million, compared to $1.9 million for the second quarter of 2024 driven by industrial customers.

●	Total operating expenses for the second quarter of 2025 were $14.1 million, representing a 44% decline YoY as compared to $25.0 million for the second quarter of 2024.
●	Net loss for the second quarter of 2025 was $14.2 million, or $0.06 per share, which includes $2.2 million of non-cash interest expense related to financings, $2.8 million related to non-cash unrealized gains on warrants and derivatives, and $1.9 million of non-cash share-based compensation expense, compared to a net loss of $23.9 million, or $0.11 per share, which includes $3.4 million of non-cash share-based compensation expense and $3.0 million of a non-cash asset impairment charge, for the second quarter of 2024.
●	Adjusted EBITDA for the second quarter of 2025 was a $11.2 million loss, compared to a $12.6 million loss for the second quarter of 2024.
●	Cash used in operations in the second quarter of 2025 was $12.7 million, compared to cash used in operations in the second quarter of 2024 of $18.6 million.
●	The Company ended the second quarter of 2025 with $91.4 million in cash and cash equivalents, including investment securities, compared to $74.7 million as of December 31, 2024.

As of June 30, 2025, the Company has access to $106.5 million of capital, subject to certain conditions, including $76.5 million under its existing ATM, or at-the-market, facility and $30 million from the remaining commitment pursuant to the convertible note facility.

Conference Call and Webcast: Q2 2025 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session at 1:30 PM PT/4:30 PM ET on Thursday, August 7, 2025 to discuss the financial results and provide a business update. Analysts and investors may pose questions to management during the live webcast on August 7, 2025 and may submit questions HERE in advance of the conference call.

The live webcast can be accessed on the Company’s Investor Relations website under the Events tab HERE. The webcast will be archived on the website for future viewing.

About MicroVision

MicroVision is at the forefront of driving the global adoption of innovative perception solutions, with the goal of making mobility and autonomy safer. Our engineering excellence, based in Redmond, Washington and Hamburg, Germany, enables us to develop and supply integrated lidar hardware and perception software solutions. Our proprietary technologies enhance safety and automation across various industrial applications, including robotics, automated warehouses, and agriculture, and are instrumental in the development of autonomous systems. MicroVision’s core technology, initially developed for the automotive industry, continues to accelerate advanced driver-assistance systems (ADAS) and autonomous driving. Building on our history of providing technology to the military segment, our target offerings include semi- and fully autonomous airborne and terrestrial sensor systems. With our solid-state lidar technologies, encompassing MEMS-based long-range lidar and flash-based short-range lidar, integrated with our onboard perception software, MicroVision possesses the expertise to deliver safe mobility at the speed of life.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOSAIK, and MOVIA are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measures “adjusted EBITDA” and “adjusted Gross Profit.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; non-cash gains and losses; share-based compensation; and restructuring costs. Adjusted Gross Profit is calculated as GAAP gross profit before share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

MicroVision believes that the presentation of adjusted EBITDA and adjusted Gross Profit provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses these non-GAAP measures when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA and adjusted Gross Profit are useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA and adjusted Gross Profit are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

Similarly for adjusted Gross Profit, the Company compensates for limitations of the measure by prominently disclosing GAAP gross profit which is the difference between Revenue and Cost of revenue, which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation by backing out share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

Forward-Looking Statements

Certain statements contained in this release, including customer engagement and the likelihood of success; opportunities for revenue and cash; expense reduction; market position; product portfolio; product and manufacturing capabilities; access to capital and capital-raising opportunities; and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com

Source: MicroVision, Inc.

MicroVision, Inc.

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2025	2024

Assets
Current assets
Cash and cash equivalents	$74,094	$54,486
Investment securities, available-for-sale	17,313	20,216
Restricted cash, current	76	261
Accounts receivable, net of allowances	104	926
Inventory	6,128	2,294
Other current assets	5,468	4,287
Total current assets	103,183	82,470

Property and equipment, net	6,739	7,061
Operating lease right-of-use assets	16,123	16,746
Restricted cash, net of current portion	1,621	1,500
Intangible assets, net	10,510	10,972
Other assets	2,441	2,412
Total assets	$140,617	$121,161

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,564	$1,132
Accrued liabilities	2,267	2,542
Contract liabilities	337	308
Derivative liability	2,915	14,581
Notes payable, current	32,271	24,248
Operating lease liabilities, current	3,462	2,682
Finance lease liabilities, current	13	-
Other current liabilities	-	458
Total current liabilities	42,829	45,951

Notes payable, net of current portion	-	8,754
Warrant liability	3,733	-
Operating lease liabilities, net of current portion	15,186	15,954
Finance lease liabilities, net of current portion	30	-
Other long-term liabilities	1,735	1,733
Total liabilities	63,513	72,392

Commitments and contingencies
Shareholders’ equity
Common stock at par value	278	225
Additional paid-in capital	981,597	910,825
Accumulated other comprehensive income	518	-
Accumulated deficit	(905,289)	(862,281)
Total shareholders’ equity	77,104	48,769
Total liabilities and shareholders’ equity	$140,617	$121,161

MicroVision, Inc.

Consolidated Statement of Operations

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Revenue	$155	$1,900	$744	$2,856

Cost of revenue	716	1,554	1,266	2,831
Gross (loss) profit	(561)	346	(522)	25

Research and development expense	7,658	14,204	15,061	31,515
Sales, marketing, general and administrative expense	6,437	7,746	13,113	16,824
Impairment loss on intangible assets	-	3,027	-	3,027
Total operating expenses	14,095	24,977	28,174	51,366

Loss from operations	(14,656)	(24,631)	(28,696)	(51,341)

Interest expense	(2,170)	(13)	(15,073)	(32)
Unrealized gain on derivative liability	1,952	-	2,794	-
Unrealized gain on warrant liability	803	-	2,564	-
Realized loss on debt extinguishment	-	-	(4,654)	-
Other (expense) income	(65)	798	223	1,448

Net loss before taxes	$(14,136)	$(23,846)	$(42,842)	$(49,925)

Income tax expense	(93)	(84)	(166)	(318)

Net loss	$(14,229)	$(23,930)	$(43,008)	$(50,243)

Net loss per share - basic and diluted	(0.06)	$(0.11)	$(0.18)	$(0.25)

Weighted-average shares outstanding - basic and diluted	254,658	208,665	245,347	202,706

MicroVision, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six months ended June 30,
	2025	2024

Cash flows from operating activities
Net loss	$(43,008)	$(50,243)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	2,952	3,570
Impairment of intangible assets	-	3,027
Impairment of operating lease right-of-use assets	-	393
Unrealized gain on derivative liability	(2,794)	-
Unrealized gain on warrant liability	(2,564)	-
Loss on debt extinguishment	4,654	-
Inventory write-downs	-	48
Non-cash interest expense	7,325	-
Amortization of debt discount and issuance costs on notes payable	7,723	-
Share-based compensation expense	3,851	7,096
Net accretion of premium on short-term investments	(195)	(535)
Change in:
Accounts receivable	822	(1,021)
Inventory	(3,796)	(410)
Other current and non-current assets	(210)	1,818
Accounts payable	432	(850)
Accrued liabilities	(275)	254
Contract liabilities and other current liabilities	(450)	(765)
Operating lease liabilities	(1,097)	(1,299)
Other long-term liabilities	(197)	(476)
Net cash used in operating activities	(26,827)	(39,393)

Cash flows from investing activities
Sales of investment securities	22,402	22,655
Purchases of investment securities	(19,326)	(23,488)
Purchases of property and equipment	(307)	(280)
Cash paid for Ibeo business combination	-	(6,300)
Net cash provided by (used in) investing activities	2,769	(7,413)

Cash flows from financing activities
Principal payments under finance leases	(6)	-
Proceeds from stock option exercises	-	62
Net proceeds from issuance of common stock and warrants	43,289	26,109
Net cash provided by financing activities	43,283	26,171

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	319	26

Change in cash, cash equivalents, and restricted cash	19,544	(20,609)
Cash, cash equivalents, and restricted cash at beginning of period	56,247	49,391
Cash, cash equivalents, and restricted cash at end of period	$75,791	$28,782

The following table provides a reconciliation of the cash, cash equivalents, and restricted cash balances as of June 30, 2025 and 2024:

	June 30,	June 30,
	2025	2024
Cash and cash equivalents	$74,094	$26,748
Restricted cash, current	76	73
Restricted cash, net of current portion	1,621	1,961
Cash, cash equivalents, and restricted cash	$75,791	$28,782

MicroVision, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Reconciliation of Non-GAAP Gross (Loss) Profit:
Gross (loss) profit	$(561)	$346	$(522)	$25
Share-based compensation expense	-	-		-
Amortization of acquired intangibles	217	387	434	774
Adjusted Gross (Loss) Profit	$(344)	$733	$(88)	$799

Reconciliation of Non-GAAP Loss:
GAAP Net loss	$(14,229)	$(23,930)	$(43,008)	$(50,243)
Interest expense, net	2,235	(559)	14,850	(1,108)
Income taxes	93	84	166	318
Depreciation and amortization	1,544	1,770	2,952	3,570
Unrealized gain on derivative liability	(1,952)	-	(2,794)	-
Unrealized gain warrant liability	(803)	-	(2,564)	-
Loss on debt extinguishment	-	-	4,654	-
Impairment loss on intangible assets	-	3,027	-	3,027
Impairment of operating lease right-of-use assets	-	393	-	393
Share-based compensation expense	1,930	3,353	3,851	7,096
Restructuring costs	-	3,216	-	5,714
Adjusted EBITDA	$(11,182)	$(12,646)	$(21,893)	$(31,233)